SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of
1934
Date of Report (Date of Earliest Event Reported)	September 15, 2009

GE Capital Credit Card Master Note Trust (issuing entity)
RFS Holding, L.L.C. (depositor)
GE Money Bank (sponsor)
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

57-1173164 (RFS Holding, L.L.C.)
20-0268039 (GE Capital Credit Card
333-107495, 333-107495-02	Master Note Trust)
(Commission File Number)	(I.R.S. Employer Identification No.)

c/o General Electric Capital Corporation
901 Main Avenue, 3rd Floor,
Norwalk, CT	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669
(Registration's Telephone Number, Including Area Code)

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
In no-action letters issued to a variety of issuers of asset-backed securities, whose principal assets are receivables generated under consumer credit accounts, the Division of Corporation Finance has stated that it would not raise any objection if specified information was filed monthly on Form 8-K in lieu of quarterly reports on Form 10-Q. In reliance particularly on the letter relating to Private Label Credit Card Master Trust, HRSI Funding, Inc. (May 20, 1992), RFS Holding, L.L.C., on behalf of itself and its co-registrant GE Capital Credit Card Master Note Trust, has adopted this monthly reporting procedure and is filing this and other monthly reports on Form 8-K in lieu of quarterly reports on Form 10-Q.

Pursuant to Section 4.13 of the Series 2005-3 Indenture Supplement, dated as of June 30, 2007 (the "2005-3 Indenture Supplement"), between the Issuer and the Indenture Trustee, the issuer postponed the commencement of the Controlled Accumulation Period (as defined in the Series 2005-3 Indenture Supplement) to December 22, 2009. The Controlled Accumulation Period Length (as defined in the Series 2005-3 Indenture Supplement) is a period of five months and the Controlled Accumulation Amount (as defined in the Series 2005-3 Indenture Supplement) is $142,875,000.

Item 9.01. Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Exhibits
Exhibit No.	Document Description

99.1	Monthly Noteholder’s Statement for GE Capital Credit Card Master Note Trust,
Series 2005-1, for September 15, 2009 Payment Date.

99.2	Monthly Noteholder’s Statement for GE Capital Credit Card Master Note Trust,
Series 2005-3, for September 15, 2009 Payment Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RFS Holding, L.L.C. as depositor

Dated: September 15, 2009	By: /s/ Ravi Ramanujam
Name: Ravi Ramanujam
Title: Vice President

INDEX TO EXHIBITS

Exhibit No.	Document Description

99.1	Monthly Noteholder’s Statement for GE Capital Credit Card Master Note Trust,
Series 2005-1, for September 15, 2009 Payment Date.

99.2	Monthly Noteholder’s Statement for GE Capital Credit Card Master Note Trust,
Series 2005-3, for September 15, 2009 Payment Date.